Exhibit 99.1

MILLENNIAL MEDIA REPORTS 2012 THIRD QUARTER FINANCIAL RESULTS

Revenue of $47.4 Million Representing 88% Year-Over-Year Growth

Baltimore, Maryland — November 5, 2012 — Millennial Media, Inc. (NYSE: MM), the independent leader in mobile advertising, today reported financial results for the third quarter ended September 30, 2012 that exceeded its preliminary results reported on October 15, 2012.

Financial Results and Business Highlights

Revenue: For the third quarter of 2012, revenue was $47.4 million, an 88.0% year-over-year increase from revenue of $25.2 million for the third quarter of 2011.

Gross Margin: For the third quarter of 2012, gross margin improved to 40.9%, compared to 39.3% for the third quarter of 2011.

Adjusted EBITDA:  For the third quarter of 2012, adjusted EBITDA, a non-GAAP financial measure that we define as net income (loss) before interest, taxes, depreciation and amortization, and non-cash stock-based compensation, was $2.1 million compared to adjusted EBITDA of $0.6 million for the third quarter of 2011.  Adjusted EBITDA for the second quarter of 2012 was $(0.7) million.

Net Loss:  For the third quarter of 2012, net loss, on a GAAP basis, was $(1.8) million, compared to a net loss of $(0.2) million for the third quarter of 2011 and a net loss of $(2.2) million for the second quarter of 2012.

Net Loss per Share: For the third quarter of 2012, on a GAAP basis, basic and diluted net loss per share was $(0.02), compared to basic and diluted net loss per share of $(0.09) for the third quarter of 2011 and $(0.03) for the second quarter of 2012.

Other Business Metrics:  As of September 30, 2012, Millennial Media reached over 380 million monthly unique users globally, including approximately 150 million monthly unique users in the United States alone.  More than 38,000 apps were enabled by mobile app developers to operate on Millennial Media’s platform as of September 30, 2012.  As of September 30, 2012, Millennial Media has developed more than 300 million proprietary user profiles.

“As previously announced, we delivered accelerated revenue growth for the third quarter along with strong gross margin performance,” stated Paul Palmieri, co-founder, President and CEO of Millennial Media.  “Our comprehensive suite of advertising solutions continues to be sought after by more and more brand advertisers looking to use a proven mobile platform to achieve their marketing objectives.  During the quarter, we also continued to build on our leadership position with investments in technology and other resources as well as in the expansion of our international operations to accommodate both global and more regional demand for our platform.”

Outlook

Millennial Media expects revenue for the fourth quarter of 2012 to be in the range of $61.5 million to $63.0 million and adjusted EBITDA to be between $3.0 million and $3.5 million.  For the full year 2012, Millennial Media expects revenue to be in the range of $181.0 million to $182.5 million and adjusted EBITDA to be between $2.0 million and $2.5 million.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Millennial Media reports adjusted EBITDA, which is a non-GAAP financial measure.  The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons.  The Company believes that this measure provides useful information about operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making.  Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.  The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.

Third Quarter Financial Results Conference Call: Millennial Media will host a conference call today at 5:00 p.m. ET to discuss the third quarter 2012 financial results, developments in its business and the Company’s expectations for the remainder of 2012.  A live webcast of the event will be available on the Investor Relations page of the Millennial Media website at http://investors.millennialmedia.com. A live domestic dial-in is available at 866-202-0886 (U.S.) or 617-213-8841 (international), using passcode 66975658. If you are unable to listen to the live conference call, a replay will be available through November 12, 2012, and can be accessed by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) using passcode 68327444. An archived version of the webcast will also be available at http://investors.millennialmedia.com.

About Millennial Media

Millennial Media is the leading independent mobile advertising and data platform.  Our technology, tools and services help app developers and mobile website publishers maximize their advertising revenue, acquire users and gain audience insights.  Our platform also enables us to offer advertisers powerful Mobile Audience Solutions (MAS) that utilize our significant scale, sophisticated targeting and uniquely engaging creative capabilities to deliver meaningful results.

Forward-Looking Statements

The statements in this press release that are not historical facts constitute “forward-looking statements” that involve risks and uncertainties and are made pursuant to the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include expectations regarding financial results for the fourth quarter and full year of 2012, our growth and that of the mobile app economy, and our continued expansion as the leading mobile advertising platform company. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. These risks and uncertainties include, but are not limited to risks associated with our ability to expand our developer and advertiser base, keep pace with technological and market developments and remain competitive against larger companies in our industry as well as potential new entrants into our markets. Further information on these and other factors that could affect our results is included in our Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2012 and other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of our website at http://investors.millennialmedia.com.

The statements made in this release are based on information available to us as of the date of this release, and we assume no obligation and do not intend to update these forward-looking statements, except as required by law.

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Source: Millennial Media, Inc.

Millennial Media, Inc.

Investor Relations

Jonathan Schaffer, 212-871-3953

IR@millennialmedia.com

or

Media Relations

Matthew Lindberg, 203-682-8214

press@millennialmedia.com

Millennial Media, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31,	September 30,
	2011	2012
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$16,707	$122,404
Accounts receivable, net of allowances of $1,216 and $2,217 as of December 31, 2011 and September 30, 2012, respectively	34,986	51,176
Prepaid expenses and other current assets	1,417	2,119
Total current assets	53,110	175,699

Property and equipment, net	3,688	5,777
Goodwill	1,348	1,348
Intangible assets, net	1,179	980
Deferred offering costs	1,985	—
Other assets	575	634
Total assets	$61,885	$184,438

Liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity
Current liabilities:
Accounts payable and accrued expenses	$2,883	$3,176
Accrued cost of revenue	20,963	28,227
Accrued payroll and payroll related expenses	5,153	6,431
Deferred revenue	157	219
Total current liabilities	29,156	38,053

Series B warrant outstanding	183	—
Other long-term liabilities	299	267
Total liabilities	29,638	38,320

Redeemable convertible preferred stock:
Series A-1 preferred stock, $0.001 par value, 6,341,465 and 0 shares authorized, issued and outstanding as of December 31, 2011 and September 30, 2012, respectively	1,880	—
Series A-2 preferred stock, $0.001 par value, 9,448,220 and 0 shares authorized, issued and outstanding as of December 31, 2011 and September 30, 2012, respectively	7,033	—
Series B preferred stock, $0.001 par value, 12,737,605 and 0 shares authorized, 12,686,855 and 0 issued and outstanding as of December 31, 2011 and September 30, 2012, respectively	19,882	—
Series C preferred stock, $0.001 par value, 10,759,630 and 0 shares authorized, issued and outstanding as of December 31, 2011 and September 30, 2012, respectively	18,441	—
Series D preferred stock, $0.001 par value, 8,442,833 and 0 shares authorized, issued and outstanding as of December 31, 2011 and September 30, 2012, respectively	29,432	—
Total redeemable convertible preferred stock	76,668	—

Stockholders’ (deficit) equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued and outstanding as of December 31, 2011 and September 30, 2012	—	—
Common stock, $0.001 par value, 250,000,000 shares authorized, 18,011,035 and 76,757,515 shares issued and outstanding as of December 31, 2011 and September 30, 2012, respectively	17	75
Additional paid-in capital	—	198,687
Accumulated other comprehensive loss	(25)	(52)
Accumulated deficit	(44,413)	(52,592)
Total stockholders’ (deficit) equity	(44,421)	146,118
Total liabilities, redeemable convertible preferred stock and stockholders’ (deficit) equity	$61,885	$184,438

Millennial Media, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2012	2011	2012

Revenue	$25,189	$47,366	$69,129	$119,707
Cost of revenue	15,293	28,005	42,536	71,683
Gross profit	9,896	19,361	26,593	48,024
Operating expenses:
Sales and marketing	3,203	5,922	10,179	16,561
Technology and development	1,518	4,667	3,316	10,084
General and administrative	5,382	10,491	13,946	28,428
Total operating expenses	10,103	21,080	27,441	55,073
Loss from operations	(207)	(1,719)	(848)	(7,049)
Interest and other expense
Interest expense	(1)	(14)	(2)	(52)
Other expense	(36)	—	(62)	(834)
Total interest and other expense	(37)	(14)	(64)	(886)
Loss before income taxes	(244)	(1,733)	(912)	(7,935)
Income tax benefit (expense)	2	(36)	495	(46)
Net loss	(242)	(1,769)	(417)	(7,981)
Accretion of dividends on redeemable convertible preferred stock	(1,259)	—	(3,728)	(1,328)
Net loss attributable to common stockholders	$(1,501)	$(1,769)	$(4,145)	$(9,309)

Net loss per share:
Basic and diluted	$(0.09)	$(0.02)	$(0.25)	$(0.17)

Weighted average common shares outstanding:
Basic and diluted	16,400,211	75,498,564	16,336,295	55,146,195

Stock-based compensation expense included above:
Sales and marketing	$49	$286	$112	$410
Technology and development	385	2,037	621	2,889
General and administrative	170	903	371	1,974

Millennial Media, Inc.

Reconciliation of Unaudited GAAP Net Loss to Non-GAAP Adjusted EBITDA

	Three Months Ended
	September 30,
	2011	2012
	(in thousands)
Net loss	$(242)	$(1,769)
Adjustments:
Interest expense, net	1	14
Income tax (benefit) expense	(2)	36
Depreciation and amortization expense	220	631
Stock-based compensation expense	605	3,226
Total net adjustments	824	3,907
Adjusted EBITDA	$582	$2,138

Three Months Ended
June 30,
2012
(in thousands)
Net loss	$(2,238)
Adjustments:
Interest (income) expense, net	17
Income tax (benefit) expense	5
Depreciation and amortization expense	522
Stock-based compensation expense	963
Total net adjustments	1,507
Adjusted EBITDA	$(731)